Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Carole Murchison

Synopsys, Inc.

650-584-4632

carolem@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2016

Q4 2016 Financial Highlights

•	Revenue: $633.7 million

•	GAAP earnings per share: $0.47

•	Non-GAAP earnings per share: $0.77

FY 2016 Financial Highlights

•	Revenue: $2.42 billion

•	GAAP earnings per share: $1.73

•	Non-GAAP earnings per share: $3.02

•	Cash flow from operations: $586.6 million

•	Cash and short-term investments: $1.12 billion

MOUNTAIN VIEW, Calif. –Nov. 30, 2016 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its fourth quarter and fiscal year 2016.

For the fourth quarter of fiscal 2016, Synopsys reported revenue of $633.7 million, compared to $587.2 million for the fourth quarter of fiscal 2015. Revenue for fiscal year 2016 was $2.42 billion, an increase of 8.0 percent from $2.24 billion in fiscal year 2015.

“Synopsys reported a strong fourth quarter finish to an outstanding fiscal year 2016, in the context of a challenging semiconductor landscape. We enter 2017 with a solid technical and economic foundation,” said Aart de Geus, chairman and co-CEO of Synopsys. “During the year, we made very good progress with our design and verification products, delivered strong results in IP, and further scaled our software integrity solutions, including the acquisitions of Cigital and Codiscope, which closed today. To drive long-term shareholder value, we also continue to successfully balance our investment priorities, including $400 million in share repurchases during fiscal year 2016.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal 2016 was $72.7 million, or $0.47 per share, compared to $49.8 million, or $0.31 per share, for the fourth quarter of fiscal 2015. GAAP net income for fiscal year 2016 was $266.8 million, or $1.73 per share, compared to $225.9 million, or $1.43 per share, for fiscal year 2015.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2016 was $119.1 million, or $0.77 per share, compared to non-GAAP net income of $105.5 million, or $0.67 per share, for the fourth quarter of fiscal 2015. Non-GAAP net income for fiscal year 2016 was $466.8 million, or $3.02 per share, compared to non-GAAP net income of $438.4 million, or $2.77 per share, for fiscal year 2015. Reconciliation between GAAP and non-GAAP results is provided below.

Financial Targets

Synopsys also provided its financial targets for the first quarter and full fiscal year 2017. These targets include the estimated impact of the acquisitions of Cigital and Codiscope, but do not include any impact of future acquisition-related activities or costs that may be incurred during the remainder of fiscal year 2017. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter of Fiscal Year 2017 Targets:

•	Revenue: $630 million - $645 million

•	GAAP expenses: $540 million - $558 million

•	Non-GAAP expenses: $485 million - $495 million

•	Other income and expense: $0 - $2 million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 152 million - 155 million

•	GAAP earnings per share: $0.43 - $0.50

•	Non-GAAP earnings per share: $0.77 - $0.80

Full Fiscal Year 2017 Targets:

•	Revenue: $2.57 billion - $2.60 billion

•	Other income and expense: $0 - $4 million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 152 million - 155 million

•	GAAP earnings per share: $1.92 - $2.06

•	Non-GAAP earnings per share: $3.16 - $3.23

•	Cash flow from operations: approximately $500 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, and (iv) other significant items, including restructuring charges and, in fiscal 2015, certain adjustments for legal and tax matters. In fiscal 2015, the non-GAAP tax provision excluded the income tax effect of above-mentioned non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. In fiscal 2016, Synopsys began utilizing a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures that is based on our projected annual tax rate through fiscal 2018. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also took into account other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. We intend to re-evaluate this rate on an annual basis for any significant events that may materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on November 30, 2016 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Fourth Quarter and Fiscal Year 2016 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2016 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
GAAP net income	$72,697	$49,762	$266,826	$225,934
Adjustments:
Amortization of intangible assets	29,067	38,801	129,625	136,049
Stock compensation	25,540	22,936	97,583	86,400
Acquisition-related costs	2,981	7,074	9,949	16,994
Restructuring charges	6,646	—	9,633	15,088
Legal and tax matters	—	5,103	—	(6,686)
Tax adjustments (1)	(17,872)	(18,155)	(46,781)	(35,350)

Non-GAAP net income	$119,059	$105,521	$466,835	$438,429

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
GAAP net income per share	$0.47	$0.31	$1.73	$1.43
Adjustments:
Amortization of intangible assets	0.19	0.25	0.84	0.86
Stock compensation	0.17	0.15	0.63	0.54
Acquisition-related costs	0.02	0.04	0.07	0.10
Restructuring charges	0.04	—	0.06	0.10
Legal and tax matters	—	0.03	—	(0.04)
Tax adjustments (1)	(0.12)	(0.11)	(0.31)	(0.22)

Non-GAAP net income per share	$0.77	$0.67	$3.02	$2.77

Shares used in calculation	154,331	158,121	154,721	158,065

(1)	Fiscal 2016 tax adjustments reflect the application of our normalized annual non-GAAP tax rate to non-GAAP pre-tax income.

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2017 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending January 31, 2017 (1)
	Low	High
Target GAAP expenses	$540,000	$558,000
Adjustments:
Estimated impact of amortization of intangible assets	(30,000)	(34,000)
Estimated impact of stock compensation	(25,000)	(29,000)

Target non-GAAP expenses	$485,000	$495,000

	Range for Three Months
	Ending January 31, 2017 (1)
	Low	High
Target GAAP earnings per share	$0.43	$0.50
Adjustments:
Estimated impact of amortization of intangible assets	0.22	0.20
Estimated impact of stock compensation	0.19	0.16
Estimated impact of tax adjustments (2)	(0.07)	(0.06)

Target non-GAAP earnings per share	$0.77	$0.80

Shares used in non-GAAP calculation (midpoint of target range)	153,500	153,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2017 Targets

	Range for Fiscal Year
	Ending October 31, 2017 (1)
	Low	High
Target GAAP earnings per share	$1.92	$2.06
Adjustments:
Estimated impact of amortization of intangible assets	0.77	0.74
Estimated impact of stock compensation	0.76	0.70
Estimated impact of tax adjustments (2)	(0.29)	(0.27)

Target non-GAAP earnings per share	$3.16	$3.23

Shares used in non-GAAP calculation (midpoint of target range)	153,500	153,500

(1)	Synopsys’ first quarter and fiscal year end on January 28, 2017 and October 28, 2017, respectively. For presentation purposes, we refer to the closest calendar month end.
(2)	Fiscal 2017 tax adjustments reflect the application of our normalized annual non-GAAP tax rate to non-GAAP pre-tax income.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 405842, beginning at 4:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on Dec. 7, 2016. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter fiscal year 2017 in February 2017. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the first quarter fiscal year 2017 earnings call in February 2017, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the first quarter of fiscal year 2017 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for fiscal year 2016 in its annual report on Form 10-K to be filed by December 28, 2016.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, information in the sections entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results.” These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: uncertainty in the growth of the semiconductor and electronics industry; consolidation among our customers; continued uncertainty in the global economy; our ability to realize the potential financial or strategic benefits of acquisitions we complete; changes in accounting principles or standards; fluctuation of our operating results; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; our ability to protect our proprietary technology; application of the actual consolidated GAAP tax rate, or our decision to change our non-GAAP normalized tax rate, as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, tax law changes, actions by government authorities, or judgment by management, based upon the status of pending audits and settlements, to increase or decrease an income tax asset or liability; investments of more resources in research and development than anticipated; risks and compliance obligations relating to the global nature of our operations; cybersecurity threats or other security breaches;

liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; product errors or defects; litigation; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; evolving corporate governance and public disclosure regulations; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets and the change in the fair value of our non-qualified deferred compensation plan obligations; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2016 and in its Annual Report on Form 10-K for the fiscal year ended October 31, 2016 to be filed with the SEC. The information provided herein is as of November 30, 2016. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2016	2015	2016	2015
Revenue:
Time-based products	$483,162	$467,535	$1,910,902	$1,792,212
Upfront products	79,652	57,654	248,137	197,325
Maintenance and service	70,905	61,970	263,493	252,674

Total revenue	633,719	587,159	2,422,532	2,242,211
Cost of revenue:
Products	92,946	84,983	346,825	303,633
Maintenance and service	26,691	22,998	94,019	105,242
Amortization of intangible assets	22,574	31,863	102,118	110,045

Total cost of revenue	142,211	139,844	542,962	518,920

Gross margin	491,508	447,315	1,879,570	1,723,291
Operating expenses:
Research and development	221,954	208,305	856,705	776,229
Sales and marketing	131,494	130,671	502,368	474,407
General and administrative	42,164	43,843	165,962	165,097
Amortization of intangible assets	6,493	6,938	27,507	26,004
Restructuring charges	6,646	—	9,633	15,088

Total operating expenses	408,751	389,757	1,562,175	1,456,825

Operating income	82,757	57,558	317,395	266,466
Other income (expense), net	(5)	(1,640)	12,153	15,144

Income before income taxes	82,752	55,918	329,548	281,610
Provision (benefit) for income taxes	10,055	6,156	62,722	55,676

Net income	$72,697	$49,762	$266,826	$225,934

Net income per share:
Basic	$0.48	$0.32	$1.76	$1.46
Diluted	$0.47	$0.31	$1.73	$1.43

Shares used in computing per share amounts:
Basic	151,681	155,322	152,017	154,957

Diluted	154,331	158,121	154,721	158,065

(1)	Synopsys’ fourth quarter of fiscal year 2016 and 2015 ended on October 29, 2016 and October 31, 2015, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2016	October 31, 2015
ASSETS:
Current assets:
Cash and cash equivalents	$976,620	$836,188
Short-term investments	140,695	128,747

Total cash, cash equivalents and short-term investments	1,117,315	964,935
Accounts receivable, net	438,873	385,694
Income taxes receivable and prepaid taxes	56,091	46,732
Prepaid and other current assets	104,659	71,446

Total current assets	1,716,938	1,468,807
Property and equipment, net	257,035	263,077
Goodwill	2,518,245	2,471,241
Intangible assets, net	266,661	363,659
Long-term prepaid taxes	13,991	18,736
Long-term deferred income taxes	281,926	273,909
Other long-term assets	185,569	186,310

Total assets	$5,240,365	$5,045,739

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$401,451	$385,542
Accrued income taxes	22,693	19,565
Deferred revenue	1,085,802	968,246
Short-term debt	205,000	205,000

Total current liabilities	1,714,946	1,578,353
Long-term accrued income taxes	39,562	37,763
Long-term deferred revenue	79,856	93,613
Other long-term liabilities	210,855	202,021

Total liabilities	2,045,219	1,911,750
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 151,454 and 155,157 shares outstanding, respectively	1,515	1,552
Capital in excess of par value	1,644,675	1,610,460
Retained earnings	1,947,585	1,725,727
Treasury stock, at cost: 5,811 and 2,107 shares, respectively	(294,052)	(98,375)
Accumulated other comprehensive income (loss)	(104,577)	(105,375)

Total stockholders’ equity	3,195,146	3,133,989

Total liabilities and stockholders’ equity	$5,240,365	$5,045,739

(1)	Synopsys’ fiscal year 2016 and 2015 ended on October 29, 2016 and October 31, 2015, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$266,826	$225,934
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	207,032	211,821
Stock compensation	97,583	86,400
Allowance for doubtful accounts	950	1,300
(Gain) loss on sale of investments	(18)	(109)
Excess tax benefits on stock-based awards	2,718	(4,245)
Deferred income taxes	(14,037)	36,883
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(43,269)	(56,533)
Prepaid and other current assets	(37,641)	(23,106)
Other long-term assets	(3,770)	(16,259)
Accounts payable and accrued liabilities	18,977	27,568
Income taxes	4,380	(44,633)
Deferred revenue	86,904	50,139

Net cash provided by operating activities	586,635	495,160

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	156,350	109,173
Purchases of short-term investments	(168,712)	(238,902)
Proceeds from sales of long-term investments	1,785	—
Purchases of long-term investments	(1,002)	—
Purchases of property and equipment	(66,909)	(86,965)
Cash paid for acquisitions and intangible assets, net of cash acquired	(60,056)	(340,153)
Capitalization of software development costs	(4,131)	(3,682)
Other	—	900

Net cash used in investing activities	(142,675)	(559,629)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	185,000	460,000
Repayment of debt	(185,000)	(330,425)
Issuances of common stock	125,283	109,764
Payments for taxes related to net share settlement of equity awards	(26,562)	(24,860)
Purchase of equity forward contract	—	(20,000)
Purchases of treasury stock	(400,000)	(260,000)
Excess tax benefits on stock-based awards	(2,718)	4,245
Other	(2,940)	(794)

Net cash used in financing activities	(306,937)	(62,070)
Effect of exchange rate changes on cash and cash equivalents	3,409	(23,035)

Net change in cash and cash equivalents	140,432	(149,574)
Cash and cash equivalents, beginning of the year	836,188	985,762

Cash and cash equivalents, end of the period	$976,620	$836,188

(1)	Synopsys’ fiscal year 2016 and 2015 ended on October 29, 2016 and October 31, 2015, respectively. For presentation purposes, we refer to the closest calendar month end.